                                                                    Exhibit 99.1

[JLG Logo]                                                         PRESS RELEASE
JLG INDUSTRIES, INC.                                       FOR IMMEDIATE RELEASE
1 JLG Drive
McConnellsburg, PA 17233-9533                             CONTACT:  JUNA ROWLAND
Telephone (717) 485-5161               DIRECTOR - CORPORATE & INVESTOR RELATIONS
Fax (717) 485-6417                                    (717) 485-6605, IR@JLG.COM
www.jlg.com


            JLG IMPROVES CASH FLOW AND REDUCES DEBT IN FIRST QUARTER
                        EUROPEAN SHIPMENTS REMAIN STRONG


     MCCONNELLSBURG, PA, NOVEMBER 15, 2001 - JLG Industries, Inc. (NYSE: JLG) today announced results for the fiscal first quarter ended October 31, 2001, with consolidated revenues of $156 million and diluted earnings per share of $.06 compared to last year's record quarter of $233 million and diluted earnings per share of $.30. Free cash flow was $57 million, an improvement of $113 million over last year's use of cash in the first quarter. Net debt was reduced by a similar amount resulting in debt-to-total capitalization of 49 percent compared with 53 percent at the end of the last quarter.

      Bill Lasky, Chairman of the Board, President and Chief Executive Officer, stated, "Our first quarter results reflect excellent performance in a very difficult economy. With plans in place for managing in this environment, we reacted swiftly to resize our production capacity including permanently closing one facility and reducing our workforce by 32 percent since January. In addition to the workforce reductions, which included salaried personnel, tight expense controls have been increased and capital expenditures reduced without mortgaging our future. We are continuing to prudently invest in strategic initiatives that target the needs of end-users, which include expanding product applications through the use of job-specific accessories, and bringing the European facility in Belgium on-line this year. Even in these challenging times, there are always business opportunities for industry leaders. Our focus is to position JLG for the eventual upturn by continuing to evaluate the business climate closely and acting decisively."

FIRST QUARTER FINANCIAL SUMMARY

o    Free cash flow improved by $113 million over last year's first quarter.

o Net debt was reduced by $57 million and debt-to-total capitalization was 49 percent.

o    Company's market position improved overall.

o North American revenues were $111 million, down 40 percent compared to last year.

o European revenues remained strong at $39 million, up 8 percent from the prior-year quarter.


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JLG Industries, Inc. - 2


o    Sales of Gradall excavators were up 5 percent at $13 million.

o New product introductions represented 30 percent of total sales, as compared to 28 percent a year ago.

o Selling, administrative and product development expenses were reduced 11 percent year-on-year (12 percent without Access Financial Solutions).

o Trade working capital was reduced $24 million from last year's first quarter and $57 million on a sequential basis.

FINANCIAL OVERVIEW

      Jim Woodward, Senior Vice President and Chief Financial Officer said, "Consistent with our focus on the balance sheet, free cash flow was strong at $57 million compared with a use of cash of $56 million last year. Including all off-balance sheet financing, debt-to-total capitalization was reduced to 49 percent from 53 percent at last quarter. We will continue to concentrate on debt reduction, free cash flow, accelerating cost reductions and rationalizing our production capacity.

      "Primarily reflecting lower production volumes on the decreased sales, manufacturing profit was 19.2 percent compared to 22.6 percent a year ago. Despite the production shutdowns across the enterprise, margin at manufacturing cost was down only 70 basis points, reflecting our focus on permanent capacity rationalization. The remaining decline resulted from the step-variable nature of expenses such as warranty, product liability and inventory reserves. Operating margin was 4.5 percent compared with 10.8 percent last year, primarily reflecting the sales decline offset in part by an 11 percent reduction in selling, administrative and product development expenses and the elimination of goodwill amortization pursuant to the Company's adoption of Statement of Financial Accounting Standards No. 142.

      "As stated in our September conference call, we had expected the first half of fiscal 2002 to be extremely challenging, which unfortunately is proving to be true. During the first half of the prior fiscal year, we continued to enjoy record sales and, given the then current economic outlook, had expected shipments to be down significantly in the first half on a comparative basis. Revenues for the final two quarters of last year however, were already down 25 percent and 17 percent from their respective record levels and therefore, we expect the second half of this year to be less dramatically affected when compared to the prior year on a percentage basis."

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JLG Industries, Inc. - 3


OUTLOOK

         Commenting on the outlook, Bill Lasky stated, "Given the worsening recessionary environment, and the aftermath of the tragic events of September 11th which added considerable uncertainty to already weakened credit and financial markets, forward visibility is extremely difficult. Based on recent reports of several leading forecasting organizations and the evaluation of updated leading indicators, the general consensus is now that an economic recovery will not occur until the second half of calendar 2002 rather than in the spring or summer. Therefore, our previous guidance of sales down 20 to 25 percent in the first half, flat sales for the full fiscal year, and earnings per share in a range of $1.13 to $1.20 no longer appears appropriate. We expect to provide updated guidance closer to the end of our second quarter when we should have additional visibility for spring season orders as some of our larger customers firm up their capital plans for the coming year.

         "Based on conversations with key customers and their published results, the demand for the aerial segment of their businesses remains healthy, and JLG continues to improve market share. The key factor will be the timing of the fleet replacement cycle, which depends on continued satisfactory utilization, available credit capacity and positive indicators of an economic recovery on the horizon.

         "JLG has been through economic recessions in the past. With forward visibility severely limited, we have developed a range of specific downturn plans and we are prepared to execute the appropriate actions should business conditions warrant. In all of our forecast scenarios, we remain profitable for the year with strong positive cash flow in the range of $125 to $150 million through a continued focus on working capital reduction with a particular emphasis on inventory reduction. Consistent with our focus on cash flow, the Board has approved a 50 percent reduction in the dividend.

         "JLG has an experienced management team, a sound balance sheet, healthy cash flow, and a preferred position with a successful and loyal customer base which values dependable suppliers now more than ever. We have all of the critical resources to manage through these challenging times and not lose sight of our goals. We will not compromise customer support, but rather, we will stay even closer to our customer base. And, we will not stop looking for appropriate business opportunities to further enhance shareholder value."

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JLG Industries, Inc. - 4

CONFERENCE CALL

      The Company will host a conference call on Thursday, November 15, 2001 at 2:30 p.m. Eastern Time. Dial-in number is (800) 811-0667, access code: 655170 or via the Internet at www.jlg.com under the Investors section. Please dial into the conference 10 minutes prior to the start. A recording of this conference call will be available at (888) 203-1112 access code 655170 until midnight on November 30, 2001.

ABOUT JLG

      JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of variable-reach material handlers and telescopic hydraulic excavators marketed under the JLG and Gradall trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

      This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including but not limited to those relating to financial projections and future financial performance, cost-cutting and manufacturing improvement efforts, future market conditions and trends, the growth of the Company's businesses, product demand, the introduction of new products, and the opening of new facilities. The forward-looking statements in this announcement may involve certain risks and uncertainties, which could cause actual results to differ materially, including cyclical demand, a consolidating customer base, competition, continued innovation, product liability, availability of product components, and other risks, as detailed in the Company's SEC reports, including the report on Form 10-K for the year ended July 31, 2001.

                    For more information, visit www.jlg.com.

                                 (Tables follow)



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JLG Industries, Inc. - 5

                              JLG INDUSTRIES, INC.
                 CONSOLIDATED SELECTED SUPPLEMENTAL INFORMATION
                                 (in thousands)
                                   (unaudited)

                                                           Three Months Ended
                                                               October 31,
                                                         2001              2000
                                                         ----              ----
SEGMENT INFORMATION
External revenues:
   Machinery                                           $ 132,319         $ 209,691
   Equipment services                                     20,445            23,017
   Access Financial Solutions, Inc.                        3,398                 2
                                                       ---------         ---------
                                                       $ 156,162         $ 232,710
                                                       =========         =========
Segment profit (loss):
   Machinery                                           $   4,596         $  29,408
   Equipment services                                      6,229             7,782
   Access Financial Solutions, Inc.                        1,326              (423)
   General corporate expenses                             (6,300)          (11,588)
                                                       ---------         ---------
                                                       $   5,851         $  25,179
                                                       =========         =========
PRODUCT GROUP REVENUES
   Aerial work platforms                               $ 105,648         $ 177,325
   Material handlers                                      14,104            20,368
   Excavators                                             12,567            11,998
   Service parts, rentals, rebuilds and
       sales of rental fleet and used equipment           20,445            23,017
   Financing and leasing                                   3,398                 2
                                                       ---------         ---------
                                                       $ 156,162         $ 232,710
                                                       =========         =========
GEOGRAPHIC REVENUES
   United States                                       $ 107,422         $ 183,105
   Europe                                                 39,086            36,053
   Other international                                     9,654            13,552
                                                       ---------         ---------
                                                       $ 156,162         $ 232,710
                                                       =========         =========
FREE CASH FLOW
   Cash flow from net income plus
        non-cash charges                               $   9,381         $  24,020
   Accounts receivable (1)                                43,434           (12,100)
   Inventory                                               6,612           (40,057)
   Lease receivables                                       3,468                --
   Other                                                  (1,861)          (25,928)
   Net purchases of PP&E                                  (3,200)           (2,857)
   Net change in equipment                                (9,298)           (3,778)
        held for rental
   Proceeds from sale of joint venture                        --             4,000
   Other - off balance sheet debt (1)                      8,016               286
                                                       ---------         ---------
   Free cash flow                                      $  56,552         ($ 56,414)
                                                       =========         =========

(1) Includes changes in accounts receivable securitization and off-balance sheet debt.

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JLG Industries, Inc. - 6




                              JLG INDUSTRIES, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)

                                                  Three Months Ended
                                                     October 31,
                                                2001             2000
                                                ----             ----
Revenues
  Net sales                                  $ 150,206         $ 231,466
  Rentals                                        2,807             1,242
  Financial products                             3,149                 2
                                             ---------         ---------
                                               156,162           232,710

Cost of sales                                  126,102           180,220
                                             ---------         ---------

Manufacturing profit                            30,060            52,490

Selling and administrative expenses             19,850            21,904
Product development expenses                     3,258             3,915
Goodwill amortization                               --             1,492
                                             ---------         ---------

Income from operations                           6,952            25,179

Other income (deductions):
  Interest expense                              (4,338)           (4,056)
  Miscellaneous, net                               917              (476)
                                             ---------         ---------

Income before taxes                              3,531            20,647

Income tax provision                             1,165             7,639
                                             ---------         ---------

Net income                                   $   2,366         $  13,008
                                             =========         =========

Earnings per common share                    $     .06         $     .30
                                             =========         =========
Earnings per common share -
  assuming dilution                          $     .06         $     .30
                                             =========         =========

Cash dividends per share                     $     .01         $     .01
                                             =========         =========

Weighted average shares outstanding             41,814            43,185
                                             =========         =========
Weighted average shares outstanding -
  assuming dilution                             42,413            43,500
                                             =========         =========


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JLG Industries, Inc. - 7

                              JLG INDUSTRIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      (in thousands, except per share data)

                                                               October 31,       July 31,
                                                                  2001             2001
                                                               -----------       ---------
                                                              (unaudited)
ASSETS

Current assets
   Cash and cash equivalents                                   $   9,209         $   9,254
   Accounts receivable (1)                                       151,578           189,913
   Finance receivables                                            21,643            16,760
   Inventories                                                   183,262           189,841
   Other current assets                                           23,521            18,787
                                                               ---------         ---------
      Total current assets                                       389,213           424,555
Property, plant and equipment                                     97,254            98,403
Equipment held for rental                                         28,543            20,002
Finance receivables                                              106,470           115,071
Goodwill                                                         140,164           140,164
Other assets                                                      27,754            27,394
                                                               ---------         ---------
                                                               $ 789,398         $ 825,589
                                                               =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Short-term debt                                             $   1,820         $  22,193
   Accounts payable                                               83,564            76,723
   Accrued expenses                                               67,856            70,887
                                                               ---------         ---------
      Total current liabilities                                  153,240           169,803
Long-term debt, less current portion                             253,414           276,994
Accrued post-retirement benefits                                  24,048            23,757
Other long-term liabilities                                        9,952             9,601
Provisions for contingencies                                      12,981            11,993
Shareholders' equity
   Capital stock:
      Authorized shares:  100,000 at $.20 par value
      Outstanding shares:  42,142; fiscal 2000 - 42,144            8,428             8,429
      Additional paid-in capital                                  14,263            14,256
   Retained earnings                                             321,552           319,607
   Unearned compensation                                          (3,102)           (3,377)
   Accumulated other comprehensive income                         (5,378)           (5,474)
                                                               ---------         ---------
      Total shareholders' equity                                 335,763           333,441
                                                               ---------         ---------
                                                               $ 789,398         $ 825,589
                                                               =========         =========

(1) Net of accounts receivable securitization of $45,800 at October 31, 2001 and $50,600 at July 31, 2001.

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JLG Industries, Inc. - 8


                              JLG INDUSTRIES, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                         Three Months Ended
                                                                              October 31
                                                                         2001             2000
                                                                         ----             ----
OPERATIONS
   Net income                                                         $   2,366         $  13,008
   Adjustments to reconcile net income to
   cash flow from operating activities:
     Gain from sale of joint venture                                         --            (1,008)
     Non-cash charges and credits:
       Depreciation and amortization                                      5,096             7,338
       Other                                                              1,871             2,968
     Changes in selected working capital items:
       Accounts receivable (1)                                           38,634           (15,700)
       Inventories                                                        6,612           (40,057)
       Other operating assets and liabilities                              (751)          (19,278)
     Changes in lease receivables                                         3,468                --
     Changes in other assets and liabilities                             (1,110)           (6,650)
                                                                      ---------         ---------
   Cash flow from operating activities                                   56,186           (59,379)
INVESTMENTS
   Net purchases of property, plant and equipment                        (3,200)           (2,857)
   Net change in equipment held for rental                               (9,298)           (3,778)
   Proceeds from sale of joint venture                                       --             4,000
                                                                      ---------         ---------
   Cash flow from investing activities                                  (12,498)           (2,635)
FINANCING
   Net (decrease) increase in short-term debt                           (20,374)           12,017
   Issuance of long-term debt                                           110,000           110,400
   Repayment of long-term debt                                         (133,578)          (61,152)
   Payment of dividends                                                    (421)             (437)
   Purchase of common stock                                                  --            (9,444)
   Exercise of stock options and issuance of restricted awards              249               180
                                                                      ---------         ---------
   Cash flow from financing activities                                  (44,124)           51,564
CURRENCY ADJUSTMENTS
   Effect of exchange rate changes on cash                                  391              (903)
                                                                      ---------         ---------
CASH
   Net change in cash and cash equivalents                                  (45)          (11,353)
   Beginning balance                                                      9,254            25,456
                                                                      ---------         ---------
   Ending balance                                                     $   9,209         $  14,103
                                                                      =========         =========

(1) Net of accounts receivable securitization of $45,800 at October 31, 2001 and $53,800 at October 31, 2000.

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